SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2001

FORTUNE NATURAL RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-12334	95-4114732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 W. Greens Road, Suite 720, Houston, Texas                 77067
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (281) 872-1170
Registrant's telecopier number, including area code: (281) 872-1213

                                     N/A
(Former name or former address, if changed since last report)

Item 5.    Other Items

          JUNE 29, 2001 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA)today provided this exploration program update and results from its Annual Shareholders Meeting held June 19, 2001:

Mississippi Onshore Activity:

           WEST POINTE PROSPECT - CLAY COUNTY, MISSISSIPPI:

          Dill #13-9 Well:    Final logging results of the Dill #13-9 well, the initial exploratory well at the West Pointe Prospect, indicate that the well encountered apparent pay in three principal exploration formation objectives, the Upper Lewis, Sanders and Carter sands totaling 161 feet. Fortune and its partners have elected to run casing and complete the well. Starting from the bottom up, two lobes of sand in the Upper Lewis formation encountered approximately 12 feet of potentially productive interval, approximately 62 feet in the Sanders and approximately 87 feet in the Carter. Fortune has been advised by the operator that completion operations will begin in about two to three weeks beginning in the Upper Lewis, which will be perforated, then acidized, and then tested. The Sanders and Carter sands will be perforated after the Upper Lewis is determined to be, or ultimately becomes, economically unproductive. The Sanders and Carter sands will require frac jobs when they are completed. Fortune’s estimated cost to acquire, drill and complete this well will total approximately $150,000, of which $125,000 has already been expended during drilling and acquisition phases. Fortune owns a 20% working interest in the West Pointe Prospect.

Texas Gulf Coast and State Waters Activity:

           LA ROSA - REFUGIO COUNTY, TEXAS - ONSHORE:

          Multi-well Re-completion Program:    Fortune and its partners recently completed reprocessing their 24-square mile proprietary 3-D seismic using pre-stack time migration. Fortune believes the data has been significantly enhanced by this reprocessing. The operator has proposed the first five new prospects from this data. Fortune and its partners will start by spudding three new exploration wells, and a rig has been scheduled to commence drilling the first location in mid-July. It is anticipated that the three prospects will be drilled consecutively. The operator has reserved the right to keep the rig for the next two additional exploration prospect wells proposed in the field depending upon the logging results of the first three. Fortune owns an 18.75% working interest in the five new prospects in the La Rosa Field and will spend approximately $36,000 on the drilling of each well. Additionally, an ongoing recompletion program is continuing in some of the La Rosa fields existing wells.

ANNUAL MEETING RESULTS

          Fortune also announced today that the two directors standing for re-election, Martin Lacoff and John McConnaughy, Jr., were re-elected to new terms expiring in 2002 and 2004, respectively, and that Grant Thornton, LLP was confirmed as Fortune’s independent public accountants for the year ending December 31, 2001.

          FORTUNE NATURAL RESOURCES CORPORATIONis an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company’s control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune’s most recent Annual Report on Form 10-KSB, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

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Company Contact: Angela McLane
Asst. to the President/CEO
(281) 872-1170

Item 7.          Financial Statements and Exhibits

        None

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORTUNE NATURAL RESOURCES CORPORATION
By: /s/ Dean W. Drulias
Dean W. Drulias Executive Vice President

Date:   June 29, 2001